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                              FIRST AMENDMENT AND WAIVER dated as of February
                              26, 1997 to the REVOLVING CREDIT AGREEMENT dated as of September 25, 1996 (the "Credit Agreement") by and among PDK LABS INC., a New York corporation having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788 ("PDK"), FUTUREBIOTICS, INC., a Delaware corporation having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788 ("Futurebiotics"; collectively with PDK, the "Co-Borrowers") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Melville, New York 11747 (the "Bank").

WHEREAS, the Co-Borrowers have requested and the Bank has agreed, subject to the terms and conditions of this FIRST AMENDMENT AND WAIVER, to amend and waive compliance with certain provisions of the Credit Agreement to reflect the requests herein set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Waiver of ARTICLE 5. AFFIRMATIVE COVENANTS.
   Section 5.1. Financial Statements. (j).

   Compliance with Section 5.1 (j) of the Credit Agreement is hereby waived to permit (i) the non-receipt of the accounts receivable aging schedule for each Co-Borrower for the fiscal quarter ended May 30, 1996 and (ii) the late receipt of the accounts receivable aging schedule for each Co-Borrower for the fiscal quarter ended November 30, 1996, provided, however, that the Co-Borrowers shall each deliver to the Bank an accounts receivable aging schedule as of November 30, 1996 no later than March 17, 1997.

2. Waiver of ARTICLE 5. AFFIRMATIVE COVENANTS.
   Section 5.10. Dissolution of C&C Enterprises, Inc.

   Compliance with Section 5.10 of the Credit Agreement is hereby waived, provided, however, that C&C Enterprises shall be dissolved and the Co-Borrowers shall deliver to the Bank a certified copy of the certificate of dissolution of C&C Enterprises, Inc. no later than May 22, 1997.

3. Waiver of ARTICLE 6. NEGATIVE COVENANTS.
   Section 6.10. Maintenance of Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio.

   Compliance with Section 6.10 of the Credit Agreement is hereby waived to permit the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth to exceed 1.0 to 1.0 during the fiscal quarter ended November 30, 1996, provided, however, that the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth did not exceed 1.29 to 1.0 during the fiscal quarter ended November 30, 1996.

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                                     - 2 -

4. Waiver of ARTICLE 6. NEGATIVE COVENANTS.
   Section 6.18. Limitation on Dividends and Stock Acquisitions.

   Section 6.18 of the Credit Agreement is hereby waived to permit PDK to pay cash dividends in excess of $362,000 during its fiscal year ended November 30, 1996, provided, however, that cash dividends paid by PDK during its fiscal year ended November 30, 1996 did not exceed $362,382.

5. Amendment to ARTICLE 6. NEGATIVE COVENANTS.
   Section 6.10. Maintenance of Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio.

   Section 6.10 of the Credit Agreement is hereby amended by deleting "1.0 to 1.0" and substituting therefore "1.75 to 1.0".

6. Amendment to ARTICLE 6. NEGATIVE COVENANTS.
   Section 6.18. Limitation on Dividends and Stock Acquisitions.

   Section 6.18 of the Credit Agreement is hereby amended by deleting "362,000" and substituting therefore "362,382".

This FIRST AMENDMENT AND WAIVER shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

All capitalized terms not otherwise defined herein are used with the respective meanings given to such terms in the Credit Agreement.

Except as expressly waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof. This FIRST AMENDMENT AND WAIVER herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

The Co-Borrowers hereby represent and warrant that, after giving effect to this FIRST AMENDMENT AND WAIVER, no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default exists under the Credit Agreement or any documents relating thereto.

This FIRST AMENDMENT AND WAIVER may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one FIRST AMENDMENT AND WAIVER. This FIRST AMENDMENT AND WAIVER shall become effective when (i) duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Bank and (ii) the Co-Borrowers have delivered to the Bank the duly executed letter from the Agent to the Co-Borrowers relating to the Agent's fee, as provided in Section 8.1 of the Credit Agreement and which letter is attached hereto.

IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this FIRST AMENDMENT AND WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                       PDK LABS INC.

                                       By: /s/ Reginald Spinello
                                       Title: V.P.

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                                     - 3 -

                                       FUTUREBIOTICS, INC.

                                       By: /s/ Reginald Spinello
                                       Title: President

                                       THE CHASE MANHATTAN BANK

                                       By: /s/ Scott M. Grossman
                                           Vice President

                                     CONSENT

The undersigned, as Guarantor of the obligations of the Co-Borrowers hereby consents to the execution and delivery by the Co-Borrowers of this FIRST AMENDMENT AND WAIVER and hereby confirms that it will remain fully bound by the terms of the Corporate Guaranty dated September 25, 1996 to which it is a party.

                                       PDI LABS, INC.

                                       By: /s/ Reginald Spinello
                                       Title: Asst. Sec.

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                                       February 26, 1997

PDK Labs, Inc.
Futurebiotics, Inc.
145 Ricefield Ave.
Hauppauge, New York 11787

        Re: $15,000,000 Revolving Credit Agreement, dated
            September 25, 1996 by and between The Chase Manhattan
            Bank, as Bank, and PDK Labs, Inc. and Futurebiotics, Inc., as Co-Borrowers (the "Credit Agreement")

Ladies and Gentlemen:

     Reference is made to the captioned Credit Agreement. Pursuant to the terms of the Credit Agreement, The Chase Manhattan Bank (the "Bank") has agreed to act as agent for the "Banks" which are now or hereafter become party to the Credit Agreement. In consideration of the Bank agreeing to act as Agent, you hereby agree to pay the Bank an annual agency fee of $10,000. This fee shall be due and payable upon the Closing Date and upon each anniversary of the date of the Credit Agreement.

     Please indicate your agreement to the foregoing terms by signing the enclosed copy of this letter and returning it to us.

                                       Very truly yours,

                                       THE CHASE MANHATTAN BANK

                                       By: /s/ Scott M. Grossman
                                           Name: Scott M. Grossman
                                           Title: Vice President

ACKNOWLEDGED AND AGREED:

PDK LABS, INC.

By: /s/ Reginald Spinello
    Name: Reginald Spinello
    Title: V.P.

FUTUREBIOTICS, INC.

By: /s/ Reginald Spinello
    Name: Reginald Spinello
    Title: Pres.